UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 1, 2021

cbdMD, INC.
(Exact name of registrant as specified in its charter)

North Carolina	001-38299	47-3414576
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8845 Red Oak Blvd, Charlotte, NC 28217

(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (704) 445-3060

_______________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common	YCBD	NYSE American
8% Series A Cumulative Convertible Preferred Stock	YCBD PR A	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2021, John J. Wiesehan entered into a Separation and General Release (the “Separation Agreement”) with the cbdMD, Inc. (the “Company”) and its subsidiaries resigning as Chief Revenue Officer and all other capacities, effective December 1, 2021. His resignation on December 1, 2021 was pursuant to Section 6(c) of his Employment Agreement dated July 22, 2021 (the “Wiesehan Employment Agreement”). In exchange for thirty (30) day transition services to be provided by Mr. Wiesehan, Mr. Wiesehan will be paid his current salary for such period and an additional $7,500. Under the Separation Agreement Mr. Wiesehan has also agreed to release the Company, its shareholders, directors, officers, employees and agents from all claims, whether known or unknown, related to his employment. The agreement also contains customary non-disclosure and non-disparagement provisions. Mr. Wiesehan’s responsibilities have been assumed by current Company executive management and other personnel.

The description of the terms and conditions of the Separation Agreement with Mr. Wiesehan is qualified in its entirety by reference to the agreement which is filed as Exhibit 10.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

		Incorporated by Reference			Filed or
No.	Exhibit Description	Form	Date Filed	Number	Furnished Herewith

10.1	Separation Agreement dated December 1, 2021				Filed

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

cbdMD, Inc.

Date: December 3, 2021	By:	/s/ T. Ronan Kennedy
T. Ronan Kennedy, Chief Financial Officer

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